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Exhibit 3.2

Reg.no 556028-1122	The English text is an unofficial translation only

ARTICLES OF ASSOCIATION

§1.
The corporate name of the company is Concordia Bus Nordic Holding AB.

§2.
The registered office of the Board of Directors shall be in the city of Stockholm.

§3.
The company shall hold and manage personal property, primarily shares in subsidiaries, furthermore the company shall carry on financial business comprising leasing of personal property, primarily vehicles, trading in securities and currencies, and thereto related activities.

§4.
The company's minimum share capital shall be SEK 300,000 and the maximum share capital shall be SEK 1,200,000.

§5.
Each share shall have a par value of SEK 1,000.

§6.
The board of directors shall consist of 3-10 directors and 0-10 deputy directors. The board of directors is appointed at the Annual General Meeting of Shareholders for a period until the end of the next Annual General Meeting of the shareholders.

  1-2 auditors, with or without deputy auditors, shall be appointed at an Annual General Meeting of Shareholders for a period until the end of the Annual General Meeting of the Shareholders held during the fourth fiscal year following the appointment of the auditor(s).

§7.
General Meeting of Shareholders shall be convened by letter to the shareholders at the earliest four and at the latest two weeks before the Meeting.

§8.
The fiscal year of the company is March 1 - February 28 (February 29).

§9.
The Annual Shareholders' Meeting shall deal with the following matters:

1.
Election of Chairman for the Meeting.

2.
Preparing and approval of the voting list.

3.
Election of one or two persons to approve the minutes.

4.
Approval of the agenda.

5.
Resolution on whether the meeting has been duly convened.

6.
Presentation of the annual report and the Auditors' report, and where applicable, the consolidated profit and loss statement and the consolidated balance sheet.

7.
Resolution in respect to

8.
a)    adoption of the profit and loss statement and the balance sheet and, where applicable, the consolidated profit and loss statement and the consolidated balance sheet,

b)
appropriation of the profit or loss according to the adopted balance sheet and,

c)
discharge of liability for the Board of Directors and, where applicable, the Managing Director.

9.
Determination of fees to the Board of Directors and the Auditor(s).

10.
Election of Directors and, where applicable, Auditor(s) and possible Deputy Auditor(s).

11.
Any other matter to be referred to the Meeting under the Companies Act or the Articles of Association.

  Adopted at the Extraordinary General Meeting January 5, 2004.

Exhibit 3.2

Org.nr 556028-1122

BOLAGSORDNING

§1.
Bolagets firma är Concordia Bus Nordic Holding AB.

§2.
Bolagets styrelse skall ha sitt säte i Stockholm.

§3.
Bolaget skall äga och förvalta lös egendom, i första hand aktier i dotterbolag, vidare skall bolaget bedriva finansiell verksamhet inbegripet uthyrning av lös egendom, företrädesvis fordon, handel med värdepapper och valutor samt härmed förenlig verksamhet.

§4.
Bolagets aktiekapital skall utgöra lägst 300.000 kronor och högst 1.200.000 kronor.

§5.
Aktie skall lyda på 1.000 kronor.

§6.
Styrelsen skall bestå av 3-10 ledamöter med 0-10 suppleanter. Den väljes årligen på ordinarie bolagsstämma för tiden intill dess nästa ordinarie bolagsstämma har hållits.

  1-2 revisorer med eller utan revisorssuppleanter väljes på ordinarie bolagsstämma för tiden intill dess ordinarie bolagsstämma har hållits under fjärde räkenskapsåret efter valet.

§7.
Kallelse till bolagsstämma skall ske genom brev med posten till aktieägarna tidigast fyra och senast två veckor före stämman.

§8.
Bolagets räkenskapsår är brutet från första mars till sista februari.

§9.
På ordinarie bolagsstämma skall följande ärenden förekomma till behandling:

1.
Val av ordförande vid stämman.

2.
Upprättande och godkännande av röstlängd.

3.
Val av en eller flera justeringsmän.

4.
Godkännande av dagordningen.

5.
Prövning av om stämman blivit behörigen sammankallad.

6.
Föredragning av framlagd årsredovisning och revisionsberättelse samt, i förekommande fall, koncernresultaträkning och koncernbalansräkning.

7.
Beslut om;

8.
a)    fastställelse av resultaträkning och balansräkning samt, i förekommande fall, koncernresultaträkning och koncernbalansräkning,

b)
dispositioner beträffande bolagets vinst eller förlust enligt den fastställda balansräkningen,

c)
ansvarsfrihet åt styrelsen och verkställande direktören.

9.
Fastställande av styrelse- och revisionsarvode.

10.
Val av styrelse och eventuella styrelsesuppleanter samt revisor eller revisorer och eventuella revisorssuppleanter.

11.
Annat ärende som ankommer på stämman enligt aktiebolagslagen eller bolagsordningen.

  Antagen på extra bolagsstämma den 5 januari 2004

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  Exhibit 3.2
ARTICLES OF ASSOCIATION
  Exhibit 3.2
BOLAGSORDNING